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                                                                     EXHIBIT 5.1

                              TROUTMAN SANDERS LLP
                       BANK OF AMERICA PLAZA, SUITE 5200
                           600 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30308-2216

                               February 15, 2000

CompuCredit Corporation
One Ravinia Drive
Suite 500
Atlanta, Georgia 30346

Gentlemen:

    We have acted as counsel to CompuCredit Corporation, a Georgia corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement"), with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the offering and sale by the Company of up to 690,000 shares of the Company's Common Stock, no par value (the "Common Stock"). The shares of Common Stock are to be sold together with the shares registered pursuant to Registration Statement
No. 333-94855, which was declared effective earlier today (the "Initial Registration Statement"). (Such Initial Registration Statement, as amended, together with the Rule 462(b) Registration Statement, is herein referred to as the "Registration Statement.")

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

    This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion by this reference.

    In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, which has been filed by the Company with the Securities and Exchange Commission relating to the registration of the Shares pursuant to the Act, the form of Common Stock certificate, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company as in effect on the date hereof, the Underwriting Agreement filed as Exhibit 1.1 to the Initial Registration Statement in the form executed and delivered by the parties thereto (the "Underwriting Agreement"), and such corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company as we have deemed necessary for purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

    On the basis of such examination, it is our opinion that, subject to
(i) the Shares being sold for value as contemplated by the terms of the Underwriting Agreement, (ii) compliance with the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended, and (iii) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Company Shares will be, when certificates therefor have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, duly and validly issued, fully paid and non-assessable shares of the Company's Common Stock.
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    We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in said Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Very truly yours,
                                          TROUTMAN SANDERS LLP
                                          /s/ TROUTMAN SANDERS LLP

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